SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 3, 1995



            FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP


            Delaware                 1-9164                   72-1067072


        (State or other           (Commission               (IRS Employer
        jurisdiction of           File Number)              Identification
        incorporation or                                    Number)
        organization)

              1615 Poydras Street, New Orleans, Louisiana  70112

             Registrant's telephone number, including area code:
                                (504) 582-4000


            Freeport-McMoRan Resource Partners, Limited Partnership


Item 2.     Acquisition or Disposition of Assets.

            On January 3, 1995, Freeport-McMoRan Resource Partners, Limited Partnership (FRP), a Delaware limited partnership and a 51.4 percent owned affiliate of Freeport-McMoRan Inc. (FTX), acquired essentially all of the domestic assets of Pennzoil Sulphur Company, a division of Pennzoil Company, effective January 1, 1995.


Item 7.     Financial Statements and Exhibits.

            (a) Financial statements of business acquired. It is impracticable to provide the audited financial statements of the business acquired required with respect to the transaction described in Item 2 with this Report. Such audited financial statements will be filed in an amendment to this Report as soon as practicable and in no event later than 60 days after the date upon which a Report relating to the transaction described in Item 2 is required to be filed.

            (b) Pro forma financial information. It is impracticable to provide pro forma financial information with respect to the transaction described in Item 2 with the Report. Such pro forma financial information will be filed in an amendment to this Report as soon as practicable and in no event later than 60 days after the date upon which a Report relating to the transaction described in Item 2 is required to be filed.

            (c)   Exhibits.  The exhibits to this report are listed in the
                  Exhibit Index appearing on page E-1 hereof.


                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    FREEPORT-McMoRan RESOURCE PARTNERS,
                                          LIMITED PARTNERSHIP


                                    By:    /s/  Nancy D. Bonner
                                                Nancy D. Bonner
                                          Vice President and Controller


Date:  January 18, 1995
                                 Exhibit Index


                                                               Sequentially
                                                                 Numbered
Number     Exhibit                                                 Page

  2.1      Asset Purchase Agreement dated as of October 22,
           1994 between Freeport-McMoRan Resource Partners,
           Limited Partnership (FRP) and Pennzoil Company
           (the Asset Purchase Agreement).

  2.2      Amendment No. 1 to the Asset Purchase Agreement.

 99.1      News Release of FRP dated January 4, 1995.